UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2010

ROYAL GOLD, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13357	84-0835164
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 303-573-1660

N/A (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

Royal Gold, Inc., (the “Company” or “Royal Gold”), entered into a Master Agreement, dated April 3, 2009 (the “Original Master Agreement”), with Compañía Minera Teck Carmen de Andacollo (f/k/a Compañía Minera Carmen de Andacollo) (“CDA”), a subsidiary of Teck Cominco Limited (“Teck”), in connection with the Company’s purchase of a net smelter return royalty (the “Royalty”) on the gold produced from the hypogene project that forms a part of the Andacollo copper and gold project in the Republic of Chile (the “Teck Transaction”).  The Original Master Agreement was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 6, 2009.  Subsequently, on April 14, 2009, the Company completed an underwritten public offering, which resulted in an adjustment to the purchase price of the Royalty under the Original Master Agreement such that, at the closing of the Teck Transaction, the Company will pay CDA $217,942,500 in cash (the “Adjusted Cash Purchase Price”) and issue CDA 1,204,136 shares of common stock of the Company (the “Adjusted Share Purchase Price”).

On January 12, 2010, Royal Gold entered into an Amended and Restated Master Agreement (the “Amended and Restated Master Agreement”) with CDA, which amends and restates the Original Master Agreement in its entirety.  The Amended and Restated Master Agreement reflects, among other things, (1) the Adjusted Cash Purchase Price and Adjusted Share Purchase Price for the royalty, (2) that the purchase price will be attributable entirely to a royalty interest, with no amount attributable to an avio interest as was reflected in the Original Master Agreement (the amount originally represented by the avio interest in the Original Master Agreement is now part of the royalty interest), (3) updates to the parties’ representations and warranties and the disclosure schedules related thereto, (4) updates to the description of the properties that are subject to the Royalty, and (5) an extension of the deadline for the “Pre-Closing Date” to January 13, 2010.

The Pre-Closing of the Teck Transaction was conducted on January 12 and 13, 2010, which included the execution by CDA and Royal Gold of the Royalty Agreement that grants the Royalty to Royal Gold (the “Royalty Agreement”) and Amendment No. 1 to the Stockholder Agreement executed by Royal Gold, CDA and Teck. The Royalty Agreement will be delivered to the Mining Registrar of Andacollo for registration of mortgages created under the Royalty Agreement in favor of Royal Gold over certain of CDA’s exploitation mining concessions.  Pursuant to the Royalty Agreement, Royal Gold will be entitled to receive 75% of the gold produced from the sulfide portion of the deposit at the Andacollo project until 910,000 payable ounces of gold have been sold, and 50% of the gold produced in excess of 910,000 payable gold ounces. Payments of the Royalty will be made to Royal Gold in cash, although Royal Gold has the right to take physical delivery of gold in certain circumstances. The Royalty will not cover copper production. The Royalty Agreement contains certain provisions that limit the concentrate marketing terms applicable to the Company, including a 90.6% minimum payable gold factor and a maximum gold refining charge against the production interest payment to Royal Gold of $6 per ounce of gold.

Closing of the Teck Transaction, including payment of the cash and share portions for the purchase price and delivery of the Royalty Agreement and related mortgages, among other matters, is expected to occur on or before January 29, 2010.

The foregoing descriptions of the Amended and Restated Master Agreement and the Royalty Agreement are qualified in their entirety by the full Amended and Restated Master Agreement, along with the Form of Royalty Agreement attached thereto as Exhibit C, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.  Amendment No. 1 to the Stockholder Agreement is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Cautionary Statements

The Amended and Restated Master Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Amended and Restated Master Agreement is not intended to be a source of factual, business or operational information about the parties.

The Amended and Restated Master Agreement contains representations and warranties that the Company and CDA made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Amended and Restated Master Agreement, which governs the contractual rights and relationships, and allocate risks among the parties thereto in relation to the acquisition, and may be subject to important qualifications and limitations agreed to by the Company and CDA in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

4.1	Amendment No. 1 to the Stockholder Agreement
10.1
Amended and Restated Master Agreement by and between Royal Gold, Inc. and Compañía Minera Teck Carmen de Andacollo dated as of January 12, 2010, along with the related Form of Royalty Agreement attached thereto as Exhibit C

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc. (Registrant)

Date: January 15, 2010	By:	/s/ Karen Gross
Karen Gross
Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 1 to the Stockholder Agreement
10.1
Amended and Restated Master Agreement by and between Royal Gold, Inc. and Compañía Minera Teck Carmen de Andacollo dated as of January 12, 2010, along with the related Form of Royalty Agreement attached thereto as Exhibit C